SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is made and dated as of March 15, 1996 (the "SECOND AMENDMENT") among BERGEN BRUNSWIG DRUG COMPANY, a California corporation (the BORROWER"), BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "PARENT"), the Lenders party to the Amended and Restated Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent (the "AGENT"), and amends that certain Amended and Restated Credit Agreement dated as of September 30, 1994, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 27, 1995 (as so amended or modified from time to time, the "CREDIT AGREEMENT").

                                    RECITALS
                                    --------

          WHEREAS, the Borrower and the Parent have requested the Agent and the Lenders to amend certain provisions of the Credit Agreement, and the Agent and the Lenders are willing to do so, on the terms and conditions specified herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein. All references to the Credit Agreement shall mean the Credit Agreement as hereby amended.

          2. AMENDMENTS. The Borrower, the Parent, the Agent and the Lenders hereby agree to amend the Credit Agreement as follows:

          2.1.  The cover  page of the  Credit  Agreement  is hereby  amended by
deleting   the  figure   "$350,000,000"   and   replacing  it  with  the  figure
"$400,000,000."

          2.2. The preamble to the Credit Agreement is hereby amended by inserting the phrase "and which are listed on Schedule III hereof or which may hereafter become a party hereto" in the sixth line thereof after the word "hereto" and before the parenthetical phrase in such line.

39108177.7  032296  1109P  92028133

          2.3. The second  recital of the Credit  Agreement is hereby amended by
deleting   the  figure   "$350,000,000"   and   replacing  it  with  the  figure
"$400,000,000."

          2.4. There shall be added to the Credit Agreement a new Section 2.8 reading in its entirety as follows:

               "2.8 EXTENSION OF COMMITMENT TERMINATION DATE. Not less than 30 days nor more than 60 days before each anniversary of the Amendment Effective Date, the Company may, by written request delivered to the Agent, request that the Commitment Termination Date be extended by all of the Lenders for a period of one year from the then-current Commitment Termination Date; PROVIDED, HOWEVER, that in no event shall the Commitment Termination Date extend beyond the seventh anniversary of the Amendment Effective Date. The Agent shall promptly notify the Lenders of any such request. Such extension shall only be effective upon approval thereof in writing by each of the Agent and all of the Lenders and the execution and delivery of such amendments to the Credit Documents as the Agent may require in connection with such extension. The Agent and each Lender may accept or reject any request for an extension in its sole and absolute discretion. The Agent and each Lender shall use best efforts to accept or reject any such request within 30 days after receiving notice thereof, PROVIDED that any failure by the Agent or a Lender to respond to such a request shall be deemed to be a rejection thereof."

          2.5. Section 6.5 of the Credit Agreement is hereby amended (i) by deleting the date "September 30, 1993" in clause (a) thereof and replacing it with the date "September 30, 1995" and (ii) by deleting the date "June 30, 1994" in clause (b) thereof and replacing it with the date "December 31, 1995".

          2.6. Section 6.6 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "SECTION 6.6. NO MATERIAL ADVERSE CHANGE. Since September 30, 1995, there has been no material adverse change in the consolidated condition (financial or otherwise), operations, business, properties, performance or prospects of the Parent and its Subsidiaries taken a whole."

          2.7. Section 7.2.1(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(k) unsecured Indebtedness under one or more uncommitted lines of credit in an aggregate principal amount at any time not exceeding the then Total Commitment Amount."

          2.8. Section 7.2.1(o) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(o) other unsecured Indebtedness in the ordinary course of business (including unsecured Indebtedness incurred in the ordinary course by any Person acquired under SECTION 7.2.4 (other than any such Indebtedness incurred in anticipation of such acquisition)) in an aggregate principal amount at any time if, after giving PRO FORMA effect to such Indebtedness as if such Indebtedness and all other Indebtedness incurred since the first day of the most recently ended 12-month period for which the Agent has received financial statements under SECTION 7.1.1 had been incurred, and proceeds thereof had been applied, on such first day, there would not be a Default as a result of noncompliance with SECTION 7.2.3;"

          2.9. The proviso at the end of Section 7.2.1 of the Credit Agreement is hereby amended by deleting the figure "$30,000,000" and replacing it with the figure "$40,000,000" and by adding the following proviso immediately prior to the end thereof:

               "; and PROVIDED, FURTHER that aggregate Indebtedness permitted under clauses (k) and (n) of this SECTION 7.2.1 shall not exceed 125% of the then Total Commitment Amount at any time outstanding."

          2.10. There shall be added to the Credit Agreement a new Section 7.2.7 reading in its entirety as follows:

               "SECTION 7.2.7 MARGIN STOCK. The Borrower will not, and will not permit any of its Subsidiaries to, acquire any Margin Stock except to the extent that the aggregate value of all Margin Stock held by the Borrower or any such Subsidiary does not exceed fifteen percent of the value of all assets of the Borrower or such Subsidiary that are subject to the restrictions set forth in Section 7.2.2. For purposes of this SECTION 7.2.7, the term "Margin Stock" shall have the meaning ascribed to such term in F.R.S. Board Regulation U, as from time to time in effect.

          2.11. Section 2.7.4 of the Credit Agreement is hereby amended by (A) deleting the time "10:15 a.m." from subsection (a) thereof and replacing it with the time "10:00 a.m." and (B) deleting the time "10:00 a.m." from subsection (b) thereof and replacing it with the time "10:15 a.m.".

          2.12. The definition of the term "Applicable Margin" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "APPLICABLE MARGIN" means, relative to any Base Rate Loan or Eurodollar Rate Loan, the applicable margin percentage PER ANNUM set forth in the table below based on the Parent's then Senior Debt
          Rating:


                                                 Base Rate   Eurodollar
          SENIOR DEBT RATING                     LOAN %      RATE LOAN %
          ------------------                     ------      -----------

          MOODY'S             S&P
          -------             ---

          A2 or higher        A or higher         0.0         0.175
          A3                  A-                  0.0         0.185
          Baa1                BBB+                0.0         0.200
          Baa2                BBB                 0.0         0.225
          Baa3                BBB-                0.0         0.300
          Below Baa3          Below BBB-          0.5         0.425



         ; PROVIDED that, for purposes of determining such applicable margin, if Moody's and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating will be determinative and the lower Senior Debt Rating will be disregarded; and PROVIDED, FURTHER, that if Moody's and S&P have split Senior Debt Ratings with a difference of more than one rating tier, one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

         2.13. Clause (a) of the definition of the term "Commitment Termination Date" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "March 15, 2001, as such date may be extended pursuant to SECTION 2.8;"

          2.14. The definition of the term "Facility Rate" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "FACILITY RATE" means, at any time, the percentage rate set forth in the table below based on the Parent's then Senior Debt Rating:

          SENIOR DEBT RATING                 PERCENTAGE RATE
          ------------------                 ---------------
          MOODY'S         S&P
          -------         ---
          A2 or higher     A or higher       0.075
          A3               A-                0.090
          Baa1             BBB+              0.100
          Baa2             BBB               0.125
          Baa3             BBB-              0.150
          Below Baa3       Below BBB-        0.200

         ; PROVIDED that, for purposes of determining such percentage rate, if Moody's and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating shall be determinative and the lower Senior Debt Rating shall be disregarded; and PROVIDED, FURTHER, if Moody's and S&P have split Senior Debt Ratings with a difference of more than one rating tier, one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

          2.15. The term "Impermissible Change in Control" in Schedule I to the Credit Agreement is hereby amended to read as "Impermissible Change of Control."

          2.16. The definition of the term "Percentage" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "PERCENTAGE" means, relative to any Lender at any time, the portion (expressed as a percentage) of the then Total Commitment Amount representing such Lender's then Commitment, being initially the percentage set forth opposite its signature hereto and, from and after the Second Amendment Effective Date, the percentage set opposite its name on Schedule III hereto, or, if such Lender has executed an Assignment Agreement, as indicated on the most recent Assignment Agreement executed by such Lender.

          2.17. The definition of the term "Permitted Asset Sale" in Schedule I to the Credit Agreement is hereby amended (i) by deleting the phrase "after the date hereof" in clauses (a) and (b) of such definition and replacing it with "after September 30, 1995", (ii) by deleting the phrase "on the Amendment Effective Date" in clause (a) and (b) of such definition and replacing it with "on September 30, 1995" and (iii) by amending clause (c) of such definition to read in its entirety as follows:

               "(c) any sale or other disposition of inventory in the ordinary course of business, including any new distribution arrangements developed in the future to provide goods and services to customers, including without limitation, start-up payments, selling concessions, sale or return or consignment arrangements, pharmacy management and outsourcing services, stockless inventory systems and deferred billing or delayed payment terms; and"

          2.18. The definition of the term "Required Lenders" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "REQUIRED LENDERS" means, at any time when the Commitments shall remain in effect, Lenders holding more than 50% of the then aggregate outstanding principal amount of the Contract Note, or, if no such principal amount is then outstanding, Lenders having Commitments constituting more than 50% of the Total Commitment Amount or, at any time when the Commitments of the Lenders shall have terminated pursuant to SECTION 8.2 or 8.3, Lenders holding more than 50% of the aggregate principal amount of the Loans then outstanding.

          2.19. The definition of the term "Senior Debt Rating" in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

               "SENIOR DEBT RATING" means, on any date, (a) the senior debt rating actually or implicitly assigned to the Parent by Moody's and Standard & Poor's or (b) if no senior debt rating has been so assigned, it shall be presumed that Moody's has assigned a rating below Baa3 and that Standard & Poor's has assigned a rating below BBB-.

          2.20. The definition of the term "Total Commitment Amount" in Schedule
I  to  the  Credit   Agreement   is  hereby   amended  by  deleting  the  figure
"$350,000,000" and replacing it with the figure "$400,000,000."

          2.21. There shall be added to Schedule I of the Credit Agreement, in appropriate alphabetical sequence, a new definition of the term "Second Amendment Effective Date" reading in its entirety as follows:

               "SECOND AMENDMENT EFFECTIVE DATE" means the date upon which the conditions precedent set forth in Section 5 of that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 15, 1996 among the Borrower, the Parent, the Lenders and the Agent shall have been satisfied.

          2.22. There shall be added to the Credit Agreement a new Schedule III in the form of Schedule III attached hereto.

          2.23. Exhibits A-1 and A-2 to the Credit Agreement are hereby amended and restated in their entirety to read as set forth in Exhibits A-1 and A-2 attached hereto.

          3. CONSENT OF GUARANTOR. The Parent hereby acknowledges that it has received and reviewed this Second Amendment, and ratifies and confirms that the Guaranty dated as of September 30, 1994 remains in full force and effect on and as of the date hereof, after giving effect to this Second Amendment, and is hereby incorporated by reference herein, with the same effect as if set forth in full herein.

          4. REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent each represent and warrant to the Agent and the Lenders that, on and as of the date hereof, and after giving effect to this Second Amendment:

          4.1. AUTHORIZATION. The execution, delivery and performance by each of the Parent and the Borrower of this Second Amendment have been duly authorized by all necessary corporate action by each of them, and this Second Amendment has been duly executed and delivered by the Borrower and the Parent.

          4.2. BINDING OBLIGATION. This Second Amendment constitutes the legal, valid and binding obligations of the Borrower and the Parent, enforceable against each of them respectively in accordance with its terms.

          4.3. NO LEGAL OBSTACLE TO SECOND AMENDMENT. The execution, delivery and performance of this Second Amendment will not (a) contravene the Organic Documents of the Borrower or the Parent; (b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Borrower or the Parent which individually or in the aggregate does or could reasonably be expected to have a Materially Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties. No approval or authorization of any governmental authority or regulatory body or other Person is required to permit the execution, delivery or performance by the Borrower of this Second Amendment, or the transactions contemplated hereby.

          4.4. INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties of the Borrower and the Parent set forth in Article VI of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

          4.5. DEFAULT. No Default or Event of Default has occurred and is continuing.

          5.  CONDITIONS,   EFFECTIVENESS.  The  effectiveness  of  this  Second
Amendment shall be subject to the compliance by the Borrower and the Parent with its agreements herein contained, and the following:

          5.1. COUNTERPARTS. The delivery to the Agent of counterparts of this Second Amendment executed by the Borrower, the Parent, the Lenders and the Agent.

          5.2. NEW NOTES. The delivery to the Agent of a new Contract Note and Bid Note, in substantially the form of Exhibits A-1 and A-2 hereto.

          5.3. REALLOCATION. The effective date shall occur on the last day of an Interest Period in effect with respect to all outstanding Loans, and on the effective date the Borrower shall (i) make such repayments and borrowings as shall be required to cause the outstanding principal amount of Contract Loans held by each Lender to be proportionate to the relevant Commitments of such Lender after giving effect to the amendments effected by this Second Amendment,
(ii) pay to the Agent, for the account of each Exiting Lender (as hereinafter defined), all principal, interest, fees and other amounts accrued to the effective date for the account of such Exiting Lender, and (iii) pay to the Agent, for the account of each continuing Lender, all interest and fees accrued to the effective date for the account of such Lenders.

          5.4. OTHER EVIDENCE. The delivery to the Agent of such other evidence with respect to the Borrower or any other person as the Agent or any Lender may reasonably request in connection with this Second Amendment and the compliance with the conditions set forth herein.

          6. MISCELLANEOUS.

          6.1. EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement, the Notes and the other Credit Documents shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

          6.2. WAIVERS. This Second Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Lenders thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require any of the Lenders to agree to an amendment, waiver or consent for a similar transaction on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

          6.3. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall not become effective until the Borrower, the Parent, the Agent and the Lenders shall have signed a copy hereof and the same shall have been delivered to the Agent.

          6.4. EXITING LENDERS. Each Lender which after the Second Amendment Effective Date no longer holds a Commitment (an "EXITING LENDER") is executing this Second Amendment solely for the purpose of acknowledging that its Commitments will terminate on the Second Amendment Effective Date upon repayment in full of all amounts owing to it under the Credit Agreement and the Notes on the Effective Date. The amendments effected by this Second Amendment are being approved by Lenders holding 100% of the Commitments after giving effect to termination of the Commitments of the Exiting Lenders on the Second Amendment Effective Date.

          6.5. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above.

                                           BERGEN BRUNSWIG DRUG COMPANY


                                           By:  /S/ ERIC SCHMITT
                                              -------------------------------
                                           Name:    ERIC SCHMITT
                                           Title:   V.P. FINANCE & TREASURER



                                           BERGEN BRUNSWIG CORPORATION


                                           By:  /S/ ERIC SCHMITT
                                              -------------------------------
                                           Name:    ERIC SCHMITT
                                           Title:   V.P. FINANCE & TREASURER



                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as Agent


                                           By:  /S/ LEANDRO BALIDOY
                                              -------------------------------
                                           Name:    LEANDRO BALIDOY
                                           Title:   VICE PRESIDENT



                                           BANK OF AMERICA ILLINOIS


                                           By:  /S/ RUTH Z. EDWARDS
                                              -------------------------------
                                           Name:    RUTH Z. EDWARDS
                                           Title:   VICE PRESIDENT


                                           PNC BANK, NATIONAL ASSOCIATION


                                           By:  /S/ ANTHONY L. TRUNZO
                                              -------------------------------
                                           Name:    ANTHONY L. TRUNZO
                                           Title:  VICE PRESIDENT AND MANAGER

                                           TORONTO DOMINION (TEXAS), INC.


                                           By:  /S/ MARTHA L. GARIEPY
                                              -------------------------------
                                           Name:    MARTHA L. GARIEPY
                                           Title:   VICE PRESIDENT



                                           WACHOVIA BANK OF GEORGIA, N.A.


                                           By:  /S/ DAVID K. ALEXANDER
                                              -------------------------------
                                           Name:    DAVID K. ALEXANDER
                                           Title:   SENIOR VICE PRESIDENT



                                           THE BANK OF NEW YORK


                                           By:  /S/ REBECCA K. LEVINE
                                              -------------------------------
                                           Name:    REBECCA K. LEVINE
                                           Title:   ASSISTANT VICE PRESIDENT



                                           CHEMICAL BANK


                                           By:  /S/ MARY E. CAMERON
                                              -------------------------------
                                           Name:    MARY E. CAMERON
                                           Title:   VICE PRESIDENT



                                           FIRST INTERSTATE BANK OF CALIFORNIA


                                           By:  /S/DANIEL H. HOM
                                              -------------------------------
                                           Name:   DANIEL H. HOM
                                           Title: VICE PRESIDENT

                                           By: /S/JUDY A. MAAHS
                                              -------------------------------
                                           Name:  JUDY A. MAAHS
                                           Title: ASSITANT VICE PRESIDENT

                                           SOCIETE GENERALE, LOS ANGELES BRANCH


                                           By:  /S/ J. STALEY STEWART
                                              -------------------------------
                                           Name:    J. STALEY STEWART
                                           Title:   VICE PRESIDENT



                                           WELLS FARGO BANK, N.A.


                                           By:  /S/ DANIEL S. SILMORE
                                              -------------------------------
                                           Name:    DANIEL S. SILMORE
                                           Title:   ASSISTANT VICE PRESIDENT



                                           ABN-AMRO BANK, N.V.,
                                           LOS ANGELES BRANCH

                                           By:      ABN AMRO North America, Inc.
                                                    , as agent


                                           By:  /S/ PAUL K. STIMPFL
                                              -------------------------------
                                           Name:    PAUL K. STIMPFL
                                           Title:   VICE PRESIDENT


                                           By:  /S/ MATHEW S. THOMSON
                                              -------------------------------
                                           Name:    MATHEW S. THOMSON
                                           Title: GROUP VICE PRESIDENT/DIRECTOR


                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By:  /S/ L. GENE BEUBE
                                              -------------------------------
                                           Name:    L. GENE BEUBE
                                           Title:   SENIOR VICE PRESIDENT


                                           THE NORTHERN TRUST COMPANY


                                           By:  /S/ JAMES F.T. NEWHART
                                              -------------------------------
                                           Name:    JAMES F.T. NEWHART
                                           Title:   VICE PRESIDENT

                                           SUNTRUST BANK, ATLANTA


                                           By:  /S/ KRISTINA L. ANDERSON
                                              -------------------------------
                                           Name:    KRISTINA L. ANDERON
                                           Title:   ASST. VICE PRESIDENT

                                           By:  /S/ CHARLES J. JOHNSON
                                              -------------------------------
                                           Name:    CHARLES J. JOHNSON
                                           Title:   VICE PRESIDENT


                                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                           By:  /S/ THIERRY F. VINCENT
                                              -------------------------------
                                           Name:    THIERRY F. VINCENT
                                           Title:   AUTHORIZED SIGNATORY


                                           CREDIT LYONNAIS LOS ANGELES BRANCH


                                           By:  /S/ THIERRY F. VINCENT
                                              -------------------------------
                                           Name:    THIERRY F. VINCENT
                                           Title:   VICE PRESIDENT



                                           EXITING LENDER
                                           (executing this Amendment
                                           solely for purposes of
                                           Section 6.4 hereof)

                                           CREDIT SUISSE


                                           By:/S/MARILOU PALENZUELA
                                              -------------------------------
                                           Name: MARILOU PALENZUELA

                                           By:/S/DEBORAH A. SHEA
                                              -------------------------------
                                           Name: DEBORAH A. SHEA


                                           Title:MEMBER OF SENIOR MANAGEMENT



                                                                    SCHEDULE III

                      LENDERS, COMMITMENTS AND PERCENTAGES
                      ------------------------------------

LENDER                                            COMMITMENT    PERCENTAGE
- ------                                            ----------    ----------

Bank of America Illinois .....................   $50,000,000       12.50%

PNC Bank, National ...........................    40,000,000       10.00%
  Association

Toronto Dominion (Texas), ....................    40,000,000       10.00%
  Inc.

Wachovia Bank of Georgia, ....................    40,000,000       10.00%
  N.A.

The Bank of New York .........................    25,000,000        6.25%

Chemical Bank ................................    25,000,000        6.25%

First Interstate Bank of .....................    25,000,000        6.25%
  California

Societe Generale, ............................    25,000,000        6.25%
  Los Angeles Branch

Wells Fargo Bank, N.A ........................    25,000,000        6.25%

ABN-AMRO Bank, N.V., Los Angeles .............    25,000,000        6.25%

First National Bank of Chicago ...............    25,000,000        6.25%

The Northern Trust Company ...................    20,000,000        5.00%

SunTrust Bank, Atlanta .......................    20,000,000        5.00%

Credit Lyonnais, Los Angeles Branch ..........    15,000,000        3.75%
Credit Lyonnais, Cayman Island Branch

                                      - 14 -

                                                                     EXHIBIT A-1


                                  CONTRACT NOTE


$400,000,000                                                     March 15, 1996


         FOR VALUE RECEIVED, the undersigned, BERGEN BRUNSWIG DRUG COMPANY, a California corporation (the "BORROWER"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (the "AGENT") for the financial institutions as are or may become parties to the Credit Agreement hereinafter referred to (collectively, the "LENDERS"), the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) or, if less, the aggregate unpaid principal amount of all Contract Loans made by the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of September 30, 1994, as amended (together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, Bergen Brunswig Corporation, the Lenders, and the Agent, payable in full on the Final Maturity Date.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is the Contract Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Contract Loans evidenced by this Note and on which such Loans may be declared to be or may become immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         This Note evidences continuing Indebtedness evidenced by the Borrower's Contract Note dated October 7, 1994 (the "PRIOR NOTE") and nothing contained or implied in this Note shall be deemed or construed to have paid or satisfied the Prior Note or any Indebtedness evidenced thereby.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                            BERGEN BRUNSWIG DRUG COMPANY



                                            By_________________________________
                                              Title:


                                                                                                       EXHIBIT A-1

                      CONTRACT LOANS AND PRINCIPAL PAYMENTS

- ------------------------------------------------------------------------------------------------------------------

                                                     Amount of               Unpaid
              Amount of                              Principal              Principal
          Contract Loan Made                          Repaid                 Balance
          __________________       Interest      __________________     __________________
          Base    Eurodollar      Period (if     Base    Eurodollar     Base    Eurodollar                Notation
DATE      RATE          RATE     APPLICABLE)     RATE          RATE     RATE          RATE     TOTAL      MADE BY

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------


                                                     - 3 -

                                                                     EXHIBIT A-2


                                    BID NOTE


$400,000,000                                                     March 15, 1996


         FOR VALUE RECEIVED, the undersigned, BERGEN BRUNSWIG DRUG COMPANY, a California corporation (the "BORROWER"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (the "AGENT") for the financial institutions as are or may become parties to the Credit Agreement hereinafter referred to (collectively, the "LENDERS"), the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) or, if less, the aggregate unpaid principal amount of all Bid Loans made by the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of September 30, 1994, as amended (together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, Bergen Brunswig Corporation, the Lenders, and the Agent, payable in full on the Final Maturity Date.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified or otherwise provided in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is the Bid Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Bid Loans evidenced by this Note and on which such Loans may be declared to be or may become immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         This Note evidences continuing Indebtedness evidenced by the Borrower's Bid Note dated October 7, 1994 (the "PRIOR NOTE") and nothing contained or implied in this Note shall be deemed or construed to have paid or satisfied the Prior Note or any Indebtedness evidenced thereby.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                            BERGEN BRUNSWIG DRUG COMPANY



                                            By________________________________
                                              Title:



                                                                                                       EXHIBIT A-2

                        BID LOANS AND PRINCIPAL PAYMENTS

- ------------------------------------------------------------------------------------------------------------------

                                    Stated          Amount of          Unpaid
               Amount of           Maturity         Principal         Principal                       Notation
DATE         BID LOAN MADE           DATE            REPAID            BALANCE          TOTAL         MADE BY
- ----         -------------         --------         ---------         ---------         -----         -------


- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
